Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Emily Parenteau +1.215.299.6288
emily.parenteau@fmc.com
Investor Contact: Zack Zaki +1.215.299.5899
zack.zaki@fmc.com

FMC Corporation Announces Second Quarter 2021 Results In Line with Expectations

Second Quarter 2021 Highlights
•Revenue of $1.2 billion, an increase of 8 percent versus Q2 2020 and up 4 percent organically1
•Consolidated GAAP net income of $203 million, up 10 percent versus Q2 2020
•Adjusted EBITDA of $347 million, up 2 percent versus Q2 2020
•Consolidated GAAP earnings of $1.56 per diluted share, up 11 percent versus Q2 2020
•Consolidated adjusted earnings per diluted share of $1.81, up 5 percent versus Q2 2020
•Share repurchases of $25 million
Full-Year Outlook2
•Maintains revenue forecast in the range of $4.9 to $5.1 billion, reflecting 8 percent growth at the midpoint versus 2020
•Lowers adjusted EBITDA forecast to a range of $1.29 to $1.35 billion, reflecting 6 percent growth at the midpoint versus 2020, driven by accelerating costs
•Updates 2021 adjusted earnings forecast to a range of $6.54 to $6.94 per diluted share, reflecting 9 percent growth at the midpoint versus 2020, excluding any impact from future share repurchases
•Updates free cash flow forecast to a range of $480 to $570 million, reflecting a 4 percent decline at the midpoint versus 2020
•Expects to repurchase $350 to $450 million of FMC shares in 2021

PHILADELPHIA, August 3, 2021 – FMC Corporation (NYSE:FMC) today reported second quarter 2021 revenue of $1.2 billion, an increase of 8 percent versus second quarter 2020. Excluding a tailwind from foreign currencies, revenue increased 4 percent organically. On a GAAP basis, the company reported earnings of $1.56 per diluted share in the second quarter, an increase of 11 percent

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versus second quarter 2020. Second quarter adjusted earnings were $1.81 per diluted share, an increase of 5 percent versus second quarter 2020.

Second Quarter Adjusted EPS versus Q2 2020	+9 cents
EBITDA	+5 cents
Depreciation and amortization	-2 cents
Interest expense	+5 cents
Share count	+1 cent
“FMC’s second quarter financial results were driven by robust volume growth in all regions outside of EMEA, reflecting the strength of our underlying business, especially the significant contribution of new product launches,” said Mark Douglas, FMC president and chief executive officer.
The second quarter revenue growth was driven by a 4 percent volume increase and a 4 percent FX tailwind. In Latin America, revenue increased 15 percent (up 12 percent organically), driven by strong insecticide and fungicide demand buoyed by favorable commodity prices and a slight benefit from FX. Asia grew revenue 20 percent (up 13 percent organically) driven by the strength of our insecticide portfolio, particularly for India and Australia, and FX tailwinds. Sales in EMEA grew 3 percent (down 3 percent organically) driven by demand for our diamides and herbicides and FX tailwinds, offset largely by unfavorable weather early in the quarter and discontinued registrations. In North America, sales decreased 7 percent (down 8 percent organically), reflecting the year-over-year impact of a shift in volume demand by geography from our global diamide partnerships. Excluding revenue from the global partnerships, the region grew more than 20 percent.

FMC Revenue	Q2 2021
Organic Change	4%
FX Impact	4%
Total Revenue Change	8%
FMC second quarter adjusted EBITDA was $347 million, an increase of 2 percent from the prior-year period. This increase was driven primarily by volume gains, largely offset by accelerating increases in costs of goods sold.
2021 Outlook2
The company continues to forecast full-year 2021 revenue to be in the range of $4.9 billion to $5.1 billion, driven by growth in Asia, Latin America and North America, representing an 8 percent increase at the midpoint versus 2020. The revenue growth will be driven primarily by volume, as well as price increases and a modest FX tailwind. Full-year adjusted EBITDA is expected to be in the

Page 3/FMC Corporation Announces Second Quarter 2021 Results In Line with Expectations range of $1.29 billion to $1.35 billion, representing a 6 percent year-over-year growth at the midpoint. This is a reduction of $50 million EBITDA at the midpoint versus our previous forecast due to the continued increase of raw materials, packaging and logistics costs, which more than offset the increased volume outlook for the year. 2021 adjusted earnings are now expected to be in the range of $6.54 to $6.94 per diluted share, representing a year-over-year increase of 9 percent at the midpoint. This is a decrease of 31 cents at the midpoint versus prior guidance, reflecting the lower EBITDA guidance.
Full-year earnings growth drivers include strong volume growth led by Asia, Latin America and North America. Full-year free cash flow is expected to be $480 to $570 million, and the company expects to repurchase $350 to $450 million of FMC shares in 2021, including the $100 million of shares repurchased in the first half of the year. Both forecasts are reduced $50 million from prior guidance due to the lower EBITDA forecast.
Third and Fourth Quarter Outlook2

Third quarter revenue is expected to be in the range of $1.13 billion to $1.22 billion, representing a 8 percent increase at the midpoint compared to third quarter 2020, and organic growth of 7 percent excluding foreign currency tailwinds. Adjusted EBITDA is forecasted to be in the range of $262 million to $288 million, representing a 5 percent increase at the midpoint versus Q3 2020. FMC expects adjusted earnings per diluted share to be in the range of $1.23 to $1.39 in the third quarter, which is an increase of 7 percent at the midpoint versus Q3 2020.
Fourth quarter revenue is expected to be in the range of $1.33 billion to $1.44 billion, representing a 20 percent increase at the midpoint compared to fourth quarter 2020, with no FX impact expected. Adjusted EBITDA is forecasted to be in the range of $374 million to $408 million, representing a 35 percent increase at the midpoint versus Q4 2020. FMC expects adjusted earnings per diluted share to be in the range of $1.96 to $2.20 in the fourth quarter, which represents growth of 46 percent at the midpoint versus Q4 2020.
“We are experiencing significant headwinds from escalating costs of raw materials, freight, packaging as well as lingering impacts from supply chain disruptions, which we expect to continue throughout the remainder of the year. However, strong volume growth driven by new products and solid market fundamentals will allow us to continue growing revenue and earnings well ahead of last year and the market in 2021,” said Douglas.

Page 4/FMC Corporation Announces Second Quarter 2021 Results In Line with Expectations

	Full Year Outlook	Q3 2021 Outlook	Q4 2021 Outlook
Revenue	$4.9 to $5.1 billion	$1.13 to $1.22 billion	$1.33 to $1.44 billion
Organic Growth	7%	7%	20%
Estimated FX Impact	1%	1%	0%
Growth at midpoint vs. 2020	8%	8%	20%
Adjusted EBITDA	$1.29 to $1.35 billion	$262 to $288 million	$374 to $408 billion
Growth at midpoint vs. 2020	6%	5%	35%
Adjusted EPS^	$6.54 to $6.94	$1.23 to $1.39	$1.96 to $2.20
Growth at midpoint vs. 2020	9%	7%	46%
^ EPS estimates assume 130 million diluted shares. Outlook for EPS and weighted average diluted shares outstanding (WADSO) does not include the impact of any share repurchases that are expected in Q3 and Q4 2021

Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their toughest challenges economically without compromising safety or the environment. With approximately 6,400 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn® and Twitter®.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.
In some cases, FMC has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Currently, one of the most significant factors is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of FMC, which is substantially influenced by the potential adverse effect of the pandemic on FMC’s customers and suppliers and the global

Page 5/FMC Corporation Announces Second Quarter 2021 Results In Line with Expectations economy and financial markets. The extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors include, among other things, the risk factors included within FMC’s 2020 Form 10-K filed with the SEC. Moreover, investors are cautioned to interpret many of these factors as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.
This press release contains certain “non-GAAP financial terms” which are defined on our website https://investors.fmc.com. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP term.
1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.
2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA, and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.

# # #

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$1,242.0	$1,155.3	$2,437.6	$2,405.3
Costs of sales and services	710.2	632.6	1,393.4	1,321.1
Gross margin	$531.8	$522.7	$1,044.2	$1,084.2
Selling, general and administrative expenses	161.0	171.0	335.5	360.4
Research and development expenses	65.9	64.3	139.9	131.6
Restructuring and other charges (income)	16.3	19.5	19.5	32.9
Total costs and expenses	$953.4	$887.4	$1,888.3	$1,846.0
Income from continuing operations before non-operating pension and postretirement charges (income), interest expense, net and income taxes	$288.6	$267.9	$549.3	$559.3
Non-operating pension and postretirement charges (income)	4.8	2.2	9.6	4.4
Interest expense, net	32.6	40.7	65.0	81.5
Income (loss) from continuing operations before income taxes	$251.2	$225.0	$474.7	$473.4
Provision (benefit) for income taxes	33.4	29.2	65.6	63.9
Income (loss) from continuing operations	$217.8	$195.8	$409.1	$409.5
Discontinued operations, net of income taxes	(14.6)	(10.8)	(22.7)	(18.3)
Net income (loss)	$203.2	$185.0	$386.4	$391.2
Less: Net income (loss) attributable to noncontrolling interests	0.3	0.6	0.9	0.6
Net income (loss) attributable to FMC stockholders	$202.9	$184.4	$385.5	$390.6
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations	$217.5	$195.2	$408.2	$408.9
Discontinued operations, net of tax	(14.6)	(10.8)	(22.7)	(18.3)
Net income (loss)	$202.9	$184.4	$385.5	$390.6
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.68	$1.50	$3.15	$3.15
Discontinued operations	(0.11)	(0.08)	(0.18)	(0.14)
Basic earnings per common share	$1.57	$1.42	$2.97	$3.01
Average number of shares outstanding used in basic earnings per share computations	129.1	129.7	129.3	129.6
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.67	$1.49	$3.14	$3.13
Discontinued operations	(0.11)	(0.08)	(0.17)	(0.14)
Diluted earnings per common share	$1.56	$1.41	$2.97	$2.99
Average number of shares outstanding used in diluted earnings per share computations	129.9	130.6	130.1	130.5

Other Data:
Capital additions and other investing activities	$27.0	$19.2	$65.9	$43.8
Depreciation and amortization expense	42.5	40.1	85.1	79.2

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to FMC stockholders (GAAP)	$202.9	$184.4	$385.5	$390.6
Corporate special charges (income):
Restructuring and other charges (income) (a)	16.3	19.5	19.5	32.9
Non-operating pension and postretirement charges (income) (b)	4.8	2.2	9.6	4.4
Transaction-related charges (c)	—	13.0	0.4	26.0
Income tax expense (benefit) on Corporate special charges (income) (d)	(4.7)	(5.9)	(6.3)	(10.8)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	14.6	10.8	22.7	18.3
Tax adjustment (f)	1.3	—	3.8	2.2
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$235.2	$224.0	$435.2	$463.6

Diluted earnings per common share (GAAP)	$1.56	$1.41	$2.97	$2.99
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.13	0.15	0.15	0.25
Non-operating pension and postretirement charges (income)	0.04	0.02	0.08	0.03
Transaction-related charges	—	0.10	—	0.20
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.04)	(0.04)	(0.05)	(0.08)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	0.11	0.08	0.17	0.14
Tax adjustments per diluted share	0.01	—	0.03	0.02
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$1.81	$1.72	$3.35	$3.55

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	129.9	130.6	130.1	130.5
____________________
(1)    The Company believes that the Non-GAAP financial measure “Adjusted after-tax earnings from continuing operations attributable to FMC stockholders” and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(a)    Three Months Ended June 30, 2021:
Restructuring and other charges (income) is primarily comprised of costs related to regional realignment activities, primarily the move of our European headquarters, including severance and employee relocation costs, of $7.2 million. Restructuring and other charges (income) also includes charges associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business, including severance, accelerated depreciation on certain fixed assets, and other costs of $1.7 million. These charges are also comprised of severance and restructuring charges of $1.6 million from other restructuring programs, as well as environmental sites of $3.7 million and other charges of $2.1 million.

Three Months Ended June 30, 2020:
Restructuring and other charges (income) is comprised of charges associated with the integration of the DuPont Crop Protection Business. These charges include severance, accelerated depreciation on certain fixed assets, and other costs of $16.2 million. The remaining restructuring and other charges (income) includes charges of environmental sites of $3.3 million.
Six Months Ended June 30, 2021:
Restructuring and other charges (income) is comprised of costs related to regional realignment activities, primarily the move of our European headquarters, including severance and employee relocation costs, of $7.9 million. Restructuring and other charges (income) also includes charges associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business, including severance, accelerated depreciation on certain fixed assets, and other costs of $5.0 million. These charges are also comprised of severance and restructuring charges of $3.9 million from other restructuring programs, as well as environmental sites and other charges of $2.7 million.
Six Months Ended June 30, 2020:
Restructuring and other charges (income) is primarily comprised of charges associated with the integration of the DuPont Crop Protection Business. These charges include severance, accelerated depreciation on certain fixed assets, and other costs of $23.2 million. The remaining restructuring and other charges (income) primarily includes charges of environmental sites of $9.7 million.
(b)    Our non-operating pension and postretirement charges (income) are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)    Charges related to legal and professional fees associated with acquisition activities. We completed the integration of the DuPont Crop Protection Business as of June 30, 2020, except for the completion of certain in-flight initiatives, primarily associated with the finalization of our worldwide ERP system. The transition services agreement is now terminated and the last phase of the ERP system transition went live in November 2020 with a stabilization period that ended in the first quarter of 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
(in Millions)	2021	2020	2021	2020
DuPont Crop Protection Business Acquisition
Legal and professional fees (1)	$—	$13.0	$0.4	$26.0
Total Transaction-related charges	$—	$13.0	$0.4	$26.0
____________________
(1)    Represents transaction costs, costs for transitional employees, other acquired employees related costs, and transactional-related costs such as legal and professional third-party fees. These charges are recorded as a component of "Selling, general and administrative expense" on the condensed consolidated statements of income (loss).

(d)    The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(e)    Three and Six Months Ended June 30, 2021 and 2020
Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(f)     We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

.

	Three Months Ended June 30,		Six Months Ended June 30,
(in Millions)	2021	2020	2021	2020
Non-GAAP tax adjustments
Revisions to valuation allowances of historical deferred tax assets	$0.4	$—	$0.5	$(0.4)
Foreign currency remeasurement and other discrete items	0.9	—	3.3	2.6
Total Non-GAAP tax adjustments	$1.3	$—	$3.8	$2.2

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) (GAAP)	$203.2	$185.0	$386.4	$391.2
Restructuring and other charges (income)	16.3	19.5	19.5	32.9
Non-operating pension and postretirement charges (income)	4.8	2.2	9.6	4.4
Transaction-related charges	—	13.0	0.4	26.0
Discontinued operations, net of income taxes	14.6	10.8	22.7	18.3
Interest expense, net	32.6	40.7	65.0	81.5
Depreciation and amortization	42.5	40.1	85.1	79.2
Provision (benefit) for income taxes	33.4	29.2	65.6	63.9
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$347.4	$340.5	$654.3	$697.4
___________________
(1)     Referred to as Adjusted EBITDA. Defined as operating profit excluding corporate special charges (income) and depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash provided (required) by operating activities of continuing operations (GAAP)(1)	$254.7	$260.5	$(39.4)	$(48.4)
Transaction and integration costs	1.3	17.0	5.8	39.5
Adjusted cash from operations (2)	$256.0	$277.5	$(33.6)	$(8.9)

Capital expenditures	(21.9)	(7.7)	(46.9)	(23.2)
Other investing activities	(5.1)	(11.5)	(19.0)	(20.6)
Capital additions and other investing activities	$(27.0)	$(19.2)	$(65.9)	$(43.8)

Cash provided (required) by operating activities of discontinued operations	(23.5)	(25.9)	(32.4)	(45.3)
Cash provided (required) by investing activities of discontinued operations	—	1.1	—	1.1
Transaction and integration costs	(1.3)	(17.0)	(5.8)	(39.5)
Investment in Enterprise Resource Planning system	(0.5)	(12.0)	(12.7)	(30.6)
Legacy and transformation	$(25.3)	$(53.8)	$(50.9)	$(114.3)

Free cash flow (Non-GAAP) (3)	$203.7	$204.5	$(150.4)	$(167.0)
___________________
(1)    The cash provided (required) by operating activities for the three months ended June 30, 2021 and 2020 is the calculation of the six months ended June 30, 2021 and 2020 less the previously reported three months ended March 31, 2021 and 2020, respectively.
(2)     Adjusted cash from operations is defined as cash provided (required) by operating activities of continuing operations excluding the effects of transaction-related cash flows.
(3)    Free cash flow is defined as Adjusted cash from operations reduced by spending for capital additions and other investing activities as well as legacy and transformation spending. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts about the cash generated by routine business operations, including capital expenditures, in addition to assessing our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

	Three Months Ended June 30, 2021 vs. 2020	Six Months Ended June 30, 2021 vs. 2020
Total Revenue Change (GAAP)	8%	1%
Less: Foreign Currency Impact	4%	2%
Organic Revenue Change (Non-GAAP)	4%	(1)%

	Full Year Outlook	Q3 2021 Outlook
Projected Total Revenue Change at Midpoint (GAAP)	8%	8%
Less: Estimated Foreign Currency Impact	1%	1%
Projected Organic Revenue Change (Non-GAAP)	7%	7%

___________________
(1) We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our on going revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$728.5	$568.9
Trade receivables, net of allowance of $32.6 in 2021 and $27.9 in 2020	2,627.3	2,330.3
Inventories	1,398.1	1,095.6
Prepaid and other current assets	443.4	380.8
Total current assets	$5,197.3	$4,375.6

Property, plant and equipment, net	776.7	771.7
Goodwill	1,465.6	1,468.9
Other intangibles, net	2,574.8	2,625.2
Deferred income taxes	227.9	229.6
Other long-term assets	699.8	715.4
Total assets	$10,942.1	$10,186.4

Short-term debt and current portion of long-term debt	$1,185.8	$338.3
Accounts payable, trade and other	1,158.0	946.7
Advanced payments from customers	2.8	347.1
Accrued and other liabilities	623.8	674.7
Accrued customer rebates	601.5	295.2
Guarantees of vendor financing	170.0	140.6
Accrued pensions and other postretirement benefits, current	4.2	4.2
Income taxes	95.4	82.2
Total current liabilities	$3,841.5	$2,829.0

Long-term debt, less current portion	$2,630.8	$2,929.5
Long-term liabilities	1,335.7	1,443.7
Equity	3,134.1	2,984.2
Total liabilities and equity	$10,942.1	$10,186.4

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2021	2020
Cash provided (required) by operating activities of continuing operations	$(39.4)	$(48.4)

Cash provided (required) by operating activities of discontinued operations	(32.4)	(45.3)

Cash provided (required) by investing activities of continuing operations	(81.2)	(74.4)

Cash provided (required) by investing activities of discontinued operations	—	1.1

Cash provided (required) by financing activities of continuing operations	315.9	174.9

Effect of exchange rate changes on cash	(3.3)	(4.3)
Increase (decrease) in cash and cash equivalents	$159.6	$3.6

Cash and cash equivalents of continuing operations, beginning of period	$568.9	$339.1
Cash and cash equivalents of discontinued operations	—	—

Cash and cash equivalents, beginning of period	$568.9	$339.1
Less: cash and cash equivalent of discontinued operations, end of period	—	—

Cash and cash equivalents, end of period	$728.5	$342.7